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                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

The following are the subsidiaries of Fulton Financial Corporation:

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
                                        STATE OF INCORPORATION            NAME UNDER WHICH
          SUBSIDIARY                        OR ORGANIZATION             BUSINESS IS CONDUCTED
------------------------------         ------------------------        -----------------------
Fulton Bank                            Pennsylvania                    Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank            Pennsylvania                    Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                Pennsylvania                    Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank              Pennsylvania                    Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company        Pennsylvania                    Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Reinsurance Company, LTD        Turks & Caicos Islands          Fulton Reinsurance Company, LTD
One Beatrice Butterfield Building
Butterfield Square, Providenciales
Turks & Caicos Islands, BWI

FNB Bank, N.A.                         Pennsylvania                    FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Hagerstown Trust Company               Maryland                        Hagerstown Trust
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.   Pennsylvania                    Central Pennsylvania Financial Corp.
100 W. Independence Street
Shamokin, PA 17872

Delaware National Bank                 Delaware                        Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank                               New Jersey                      The Bank
100 Park Avenue
P.O. Box 832
Woodbury, NJ 08096
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             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

                                        STATE OF INCORPORATION             NAME UNDER WHICH
          SUBSIDIARY                       OR ORGANIZATION              BUSINESS IS CONDUCTED
------------------------------         ------------------------        -----------------------
FFC Management, Inc.                   Delaware                        FFC Management, Inc.
P.O. Box 609
Georgetown, DE 19947

The Peoples Bank of Elkton             Maryland                        The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922

Skylands Community Bank                New Jersey                      Skylands Community Bank
176 Mountain Avenue
Hackettstown, NJ 07840

Fulton Financial Advisors,
   National Association                Pennsylvania                    Fulton Financial Advisors, N.A.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

Fulton Insurance Services Group, Inc.  Pennsylvania                    Fulton Insurance Services Group, Inc.
One Penn Square
P.O. Box 7989
Lancaster, Pennsylvania 17604

FFC Penn Square, Inc.                  Delaware                        FFC Penn Square, Inc.
P.O. Box 609
Georgetown, DE 19947

Premier Bank                           Pennsylvania                    Premier Bank
379 North Main Street
Doylestown, PA 18901

PBI Capital Trust                      Delaware                        PBI Capital Trust
919 Market Street, Suite 700
Wilmington, DE 19801

Premier Capital Trust II               Delaware                        Premier Capital Trust II
919 Market Street, Suite 700
Wilmington, DE 19801

Resource Bank                          Virginia                        Resource Bank
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Resource Capital Trust II              Virginia                        Resource Capital Trust II
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452
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

             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

                                        STATE OF INCORPORATION             NAME UNDER WHICH
          SUBSIDIARY                       OR ORGANIZATION              BUSINESS IS CONDUCTED
------------------------------         ------------------------        -----------------------
Resource Capital Trust III             Virginia                        Resource Capital Trust III
3720 Virginia Beach Blvd.
Virginia Beach, VA 23452

Virginia Financial Services, LLC       Virginia                        Virginia Financial Services, LLC
One Commercial Place #2000
Norfolk, VA

First Washington State Bank            New Jersey                      First Washington State Bank
Route 130 and Main Street
Windsor, NJ 08561

Somerset Valley Bank                   New Jersey                      Somerset Valley Bank
70 East Main Street
Somerville, NJ 08776

SVB Bald Eagle Statutory Trust I       Connecticut                     Somerset Valley Bank
70 East Main Street
Somerville, NJ 08776

SVB Bald Eagle Statutory Trust II      Connecticut                     Somerset Valley Bank
70 East Main Street
Somerville, NJ 08776